Shutterfly, Inc. Names Will Lansing Chairman of the Board

REDWOOD CITY, California (February 22, 2017) - Shutterfly, Inc. (NASDAQ:SFLY), the leading online retailer and manufacturer of high-quality personalized products and services, today named technology executive Will Lansing, as chairman of the Shutterfly board of directors. Brian Swette, who served as interim chairman for the past eight months, will remain on the board as chair of the governance committee.

“I’m delighted to announce the appointment of Will Lansing as chairman of Shutterfly’s board today,” said Christopher North, president and chief executive officer of Shutterfly. “Will’s extensive experience leading technology and consumer businesses as well as his track record of innovation, driving growth, and creating shareholder value make him a valuable asset to our board. On behalf of the board and the entire team, I would also like to thank Brian Swette for his leadership as interim chairman.”

A 30-year technology veteran, Mr. Lansing currently serves as chief executive officer for the analytics software company FICO. During his tenure, he has led his company’s steady financial growth, while continuing to innovate in the rapidly evolving industry. Mr. Lansing’s respected reputation for growing companies as well as his strategic and operational expertise make him well qualified to round out Shutterfly’s board of directors.

“I am honored to join this esteemed board of industry leaders as we guide the execution of the organization’s new multi-year strategy,” said Will Lansing. “Shutterfly has a industry-leading position and I look forward to advising on the path to continued growth and profitability for the company.”
Prior to joining FICO, Mr. Lansing held executive officer roles with Infospace, Value Vision Media, NBC Internet & Fingerhut and leadership roles with General Electric and McKinsey & Company. He holds a Bachelor of Arts from Wesleyan University and a J.D. from Georgetown University.

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Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding Shutterfly's positioning for future growth. Shutterfly's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of Shutterfly's most recent Form 10-K and Form 10-Q, and Shutterfly's other filings, which are available on the Securities and Exchange Commission's website at www.sec.gov. These forward-looking statements are based on current expectations and Shutterfly assumes no obligation to update this information.
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About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through lifestyle brands. Founded in 1999, the Shutterfly, Inc. brands include Shutterfly®, where your photos come to life in photo books, cards and gifts; Tiny Prints®, premium cards and stationery for all life’s occasions; Wedding Paper Divas®, wedding invitations and stationery for every step of the planning process; MyPublisher®, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; BorrowLenses®, the premier online marketplace for photographic and video equipment rentals; and GrooveBook™, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Investors
Shawn Tabak, (650) 610-6026
stabak@shutterfly.com

Media
Nicole Stier, (650) 610-6013
nstier@shutterfly.com